As filed with the Securities and Exchange Commission on June 10, 2003
                             Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                         NOVA INTERNATIONAL FILMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                             11-2717273
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                                      4841
                          (Primary Standard Industrial
                           Classification Code Number)
                            ------------------------

                          Suite 805, One Pacific Place,
                             88 Queensway, Hong Kong
                    (Address of Principal Executive Offices)

                          2003 Stock Compensation Plan
                        Director Compensation Agreements
                              Consulting Agreements

                          Suite 805, One Pacific Place,
                             88 Queensway, Hong Kong
                              Tel: (852) 2891-3130
                      Attention: Raymond Ying-Wai Kwan, CEO
             (Name, Address, Telephone Number and Facsimile Number
                        of Agent For Service of Process)

                        Copies of all Communications to:

                             David L. Ficksman, Esq.
                                 Loeb & Loeb LLP
                    10100 Santa Monica Boulevard, Suite 2200
                        Los Angeles, Delaware 90067-4164
                               Tel: (310) 282-2350
                               Fax: (310) 282-2200


                         CALCULATION OF REGISTRATION FEE

---------------------------------- --------------- -------------------- -------------------- ------------------
Title of Each Class of Securities    Amount To Be    Proposed Maximum     Proposed Maximum       Amount of
         To Be Registered             Registered    Offering Price Per   Aggregate Offering   Registration Fee
                                                        Share (1)            Price (2)
---------------------------------- --------------- -------------------- -------------------- ------------------
Common Stock                       11,500,000              $.70              $8,050,000             $652
---------------------------------- --------------- -------------------- -------------------- ------------------

(1) The number of stated above consists of 10,000,000 shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under our 2003 Stock Compensation Plan (the "Plan") or upon the issuance of stock awards which have been granted and/or may hereafter be granted under the Plan and 1,500,000 issuable pursuant to certain consutling agreements. In addition, this Registration Statement covers the resale of 1,176,000 shares previously issued under the Plan (the "Resale Shares"). Further, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933 based upon the bid price of the Registrant's common stock as quoted on the Over-the-Counter Bulletin Board of $.70 on May 22, 2003.

                             INTRODUCTORY STATEMENT

         We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 11,500,000 shares of our common stock, $.00001 par value per share, issued or issuable pursuant 2003 Stock Compensation Plan (the "2003 Stock Compensation Plan"), certain Consulting Agreements ("the Consulting Agreements") and certain Director Compensation Agreements (the "Director Agreements").

                                     PART I

         Pursuant to the requirements and Form S-8 and Rule 428, the information specified in Part I of Form S-8 will be sent to Plan participants as specified by Rule 428(b)(1). As permitted by General Instruction C for Form S-8, there is also included as part of Part I. of this Registration Statement a Reoffer Prospectus relating the resale of up to 1,176,000 shares of common stock being offered by the selling stockholders.

REOFFER PROSPECTUS




                         NOVA INTERNATIONAL FILMS, INC.



                        1,176,000 Shares of Common Stock



         This reoffer prospectus relates to the resale of up to 1,176,000, shares of common stock being offered by the selling stockholders listed on page
10. The shares of our common stock covered by this prospectus were issued or are issuable pursuant to the terms on our 2003 Stock Compensation Plan.

         The prices at which the selling stockholder may sell its shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling stockholder and the times and manner in which it may offer and sell the shares under this prospectus is provided under "Selling stockholder" and "Plan of Distribution" in this prospectus. Nova will not receive any of the proceeds from the sale of the shares under this prospectus.

         Our common stock trades on the Over-the-Counter Bulletin Board, also called the OTCBB, under the trading symbol "NIFL". On May 22, 2003, the closing bid for our common stock as reported on the OTCBB was $.70 per share. As of May 31, 2003 there were 65,114,933 shares of common stock outstanding.

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.



                  The date of this Prospectus is June 10, 2003

                                TABLE OF CONTENTS



Available Information..........................................................2
Incorporation by Reference.....................................................2
Corporate Information..........................................................2
Recent Developments............................................................3
Risk Factors...................................................................5
Cautionary Statement Regarding Forward-Looking Information.....................9
Use of Proceeds...............................................................10
Selling Security Holders......................................................10
Plan of Distribution..........................................................11
Indemnification of Directors and Officers.....................................13
Description of Securities.....................................................13
Experts.......................................................................14
Legal Matters.................................................................14


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

         We are subject to the informational requirements of the Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Commission The reports and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies may be obtained (at prescribed rates) at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

         (1) Annual Report, Form 10K-SB as filed with the Commission on February 10, 2003;

         (2) Quarterly Report, Form 10-QSB for the quarterly period ended March 31, 2003 as filed with the Commission on May 15, 2003;

         (3) Current Report, Form 8-K as filed with the Commission on March 17, 2003

         (4) Current Report, Form 8-K as filed with the Commission on May 15, 2003; and

         (5) Current Report, Form 8-K/A as filed with the Commission on May 19, 2003.

         All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

         Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Nova International Films, Inc. at Suite 805, One Pacific Place, 88 Queensway, Hong Kong. Our telephone number at that location is
(852) 2891-3130.

                              CORPORATE INFORMATION

         Our corporate office is located at Suite 805, One Pacific Place, 88 Queensway, Hong Kong. Our telephone number at that location is (852) 2891-3130.

                               RECENT DEVELOPMENTS

         Nova International Films, Inc. (the "Company") was incorporated in the State of Delaware on November 27, 1984. Prior to May 1993, the Company was principally engaged in the business of developing, financing and producing motion pictures for distribution. Since May 1993, however, the Company has had no current business operations and since then has been seeking another business opportunity.

         Pursuant to a Share Exchange Agreement dated as of November 1, 2002, as amended by the Amended Share Exchange Agreement on February 21, 2003, between the Company and Martin Rifkin and William Rifkin on the one hand; and Kingston Global Co. Ltd. ("Kingston") and Sino Concept Enterprises Limited (collectively the "Sellers"); and Solar Touch Limited ("Solar Touch"), on the other hand, on February 28, 2003 (the "Closing Date"), the Company acquired (the "Acquisition") from Kingston all of the issued and outstanding equity interests of Solar Touch (the "Solar Touch Shares"). As consideration for the Solar Touch Shares, the Company issued 49,567,002 shares of its common stock to the Sellers. In addition to the common stock issued to the Sellers, the Company issued 4,760,931 shares to the Seller's financial consultants. The consideration for the Acquisition was determined through arm length negotiations between the management of the Company and the Sellers. As a result of the Acquisition, the Company continued the operations of Solar Touch.

         Solar Touch was incorporated in the British Virgin Islands on May 26, 1999. Solar Touch owns 49% of the issued and outstanding shares of capital stock on a fully diluted basis of Baoding Pascali Broadcasting Cable TV Integrated Information Networking Co., Ltd. (the "Joint Venture"). The Joint Venture is a sino-foreign joint venture established in the People's Republic of China (the "PRC"), between Solar Touch and Baoding Pascali Multimedia Transmission Networking Co., Ltd. ("Baoding Multimedia") which is a subsidiary of Baoding Pascali Group Co., Ltd., a Chinese state-owned enterprise.

         The Joint Venture was formed on July 23, 1999, when Baoding Multimedia and Solar Touch signed a joint venture contact (the "JV Contract") and the articles of association of the Joint Venture (the "JV Articles"). The JV Contract and JV Articles provided that the total amount of investment of the Joint Venture was RMB122.425 million (or US$14.8 million); and that the registered capital was RMB70 million (or US$8.46 million). The JV Contract and JV Articles also provided that Baoding Multimedia's contribution to the Joint Venture was Baoding Multimedia's network and related facilities with a value of RMB21.7 million, plus intangible assets (including licenses, business goodwill) valued at RMB14 million which was equal to 51% of the registered capital of the Joint Venture and that Solar Touch's contribution was an investment of US$4.14 million (or RMB34.3 million) in cash which was equal to 49% of the registered capital. On July 28, 1999, the Management Commission of the Baoding Hi-Tech Industrial Development Area approved the JV Contract and JV Articles as well as the members of the board of directors of the Joint Venture. On August 5, 1999, a Certificate of Approval for Establishment of Enterprises with Foreign Investment in the PRC for the Joint Venture was issued and on August 16, 1999, the Business Licence for the Joint Venture was issued for the operation of the Joint Venture.

         On February 23, 2000, Baoding Multimedia and Solar Touch signed another agreement to increase the Joint Venture's registered capital from RMB70 million to RMB100 million, provided however, that the parties' respective percentage of equity interests in the Joint Venture shall remain the same. On February 24, 2000, the Management Commission of the Development Area approved the increase in the Joint Venture's registered capital from RMB70 million to RMB100 million. On September 6, 2000, a revised Business Licence to reflect the increase in the Joint Venture's registered capital was issued.

         The Joint Venture operates a cable TV network in the municipality of Baoding, near Beijing in the PRC. With over 190,000 subscribers in a market with a population of over 10 million, the Company strongly believes that the Joint Venture is at present the only sino-foreign joint venture company approved by the State Administration of Radio, Film and Television to be licensed as a cable TV network operator in the PRC. It is the first and only joint venture allowed the foreign investor to invest in and operate the cable TV network in the PRC.

         As of May 23, 2003, the Joint Venture offered thirty-nine (39) channels within the Baoding city limits and eight (8) channels to outer areas in the Baoding metropolitan area. The Joint Venture transmits in both analog and digital over its fiber optic network and through twenty-two (22) substations. In addition to its cable TV transmission service, the Joint Venture also offers Internet access. The Joint Venture expects that it will be able to offer added value services such as broadband Internet access, virtual private network and bulk data transmission services by the end of 2003. The Joint Venture currently generates revenue by charging a one-off installation fee ranging from RMB340 (approximately $41) to RMB600 (approximately $73) and a monthly subscription fee of RMB13 (approximately $1.60) to household customers and enterprises.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment in Nova. The risks and uncertainties described below are not the only ones facing Nova, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history.

         We have a limited operating history and we are in our emerging stages. There can be no assurance that we will continue to develop or will be able to meet our objectives, or that our products will be accepted in the market, or that we will operate at a profit.

There is a limited public market for shares of our common stock and the market price for our common stock may be subject to volatility

         There is a limited public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and the overall investment atmosphere.

As a holding company, we have significant limitations on access to cash flow from our investment in Baoding

         We are a holding company that has no significant business operations or assets other than our interest in Joint Venture. Accordingly, we must rely entirely upon distributions to generate the funds necessary to meet our obligations and other cash flow needs, including funds necessary for working capital. The Joint Venture is a separate and distinct legal entity that has no contingent or other obligation to make any funds available to us, whether by dividends, loans or other payments. Any failure to receive distributions from the Joint Venture would restrict our ability to pay dividends on our shares and could otherwise have an adverse effect on our operations.

We may face problems with our joint venture partner that may affect the value of our investment.

         We do not have any control over the operations of the Joint Venture and to the extent that our Joint Venture partner has objectives that are different than ours, we may have difficulty executing our business plan. For example, our Joint Venture partner may:

         o        have  economic  or  business   interests  or  goals  that  are
                  inconsistent with our Company;

         o take actions contrary to our instructions or requests or contrary to our policies or objectives with respect to business development or investment;

         o be unable or unwilling to fulfill their obligations under the joint venture agreement; or

         o        experience financial difficulties.

         Although, to date, we have not experienced any significant problems with our Joint Venture partner, the occurrence of such a problem could have an adverse effect on the value of your investment.

One stockholder has majority control over our Company, which will allow him to influence the outcome of matters submitted to stockholders for approval.

         As of May 31, 2003, Kingston owned approximately 75% of our Company's issued voting securities. Kingston is a wholly owned subsidiary of China Convergent Corporation Limited which in turn is approximately 50% owned through holdings by Mr. Daxiang Zhang. Mr. Zhang can exercise substantial influence over our affairs.

It may be difficult to serve us with legal process or enforce judgments against us or our management.

         All or a substantial portion of our assets are located in China. In addition, three out of four directors and all officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

         o judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

         o in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate it, which could result in the total loss of our investment in that country.

         Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

         Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets

         At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

The PRC economic, political and social conditions as well as government policies could affect our business.

         All of our businesses, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including:

         o        government involvement;

         o        level of development;

         o        growth rate;

         o        control of foreign exchange; and

         o        allocation of resources.

         The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the
establishment  of  sound  corporate  governance  in  business   enterprises,   a
substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

         The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us. For example, our operating results and financial condition may be adversely affected by:

         o        changes in the rate or method of taxation;

         o imposition of additional restrictions on currency conversion and remittances abroad;

         o reduction in tariff or quota protection and other import restrictions;

         o        changes   in  the   usage   and   costs  of   state-controlled
                  transportation services; and

Government control of currency conversion and future movements in exchange rates may adversely affect our operations and financial results.

         We receive substantially all of our revenues in renminbi, the currency of the PRC. A portion of such revenues will be converted into other currencies to meet our foreign currency obligations. Foreign exchange transactions under our capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.

         Since 1994, the conversion of renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's PRC interbank foreign exchange market rate and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of renminbi to U.S. dollars has generally been stable. Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the renminbi in which our earnings and obligations are denominated. In particular, a devaluation of the renminbi is likely to increase the portion of our cash flow required to satisfy our foreign currency-denominated obligations.

The PRC legal system is not fully developed and has inherent uncertainties that could limit the legal protections available to you.

         The PRC legal system is a system based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of the PRC to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of the PRC, which went into effect on July 1, 1999. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the PRC legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.

It may be difficult to serve us with legal process or enforce judgments against us or our management.

         All of our assets are located in China. In addition, three of out of four directors and all our officers are non-residents of the United States, and all the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China or the Special Administrative Region of Hong Kong would enforce:

         o judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

         o in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.


Enforcement of regulations in China may be inconsistent.

         Although the Chinese government has introduced new laws and regulations to modernize its securities and tax systems on January 1, 1994, China does not yet possess a comprehensive body of business law. As a result, the enforcement, interpretation and implementation of regulations may prove to be inconsistent and it may be difficult to enforce contracts.

We may experience lengthy delays in resolution of legal disputes.

         As China has not developed a dispute resolution mechanism similar to the Western court system, dispute resolution over Chinese projects and joint ventures can be difficult and there is no assurance that any dispute involving our business in China can be resolved expeditiously and satisfactorily.

Fluctuations of currency exchange rates between the United States dollar and the Renminbi could adversely affect our business.

         The Chinese government controls its foreign currency reserves through restrictions on imports and conversion of Renminbi into foreign currency. Although the Renminbi to United States dollar exchange rate has been stable since January 1, 1994 and the Chinese government has stated its intention to maintain the stability of the value of Renminbi, there can be no assurance that exchange rates will remain stable. The Renminbi could devalue against the United States dollar. Exchange rate fluctuations may adversely affect distributions from our investment in Baoding, which are denominated in Renminbi and the value of our investment in Joint Venture in China.


Our Common Stock is a Penny Stock as defined in the Exchange Act and an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock.

         Our Common Stock is classified as penny stock, which is traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the common stock.

There may be resale restrictions with respect to our common stock.

         Various state securities laws impose restrictions on transferring penny stocks and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for penny stocks, which makes selling them more difficult.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Under the Private Securities Litigation Reform Act of 1995, companies are provided with a "safe harbor" for making forward-looking statements about the potential risks and rewards of their strategies. Forward-looking statements often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. In this prospectus supplement, forward-looking statements also include:

         o        statements about our business plans;

         o statements about the potential for the development, regulatory approval and public acceptance of new services;

         o        estimates of future financial performance;

         o predictions of national or international economic, political or market conditions;

         o statements regarding other factors that could affect our future operations or financial position; and

         o        other statements that are not a matter of historical fact.


         Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements. Factors that could cause or contribute to such differences include, among others:

         These forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the securities offered hereby, except that we will receive funds from the exercise of any options granted pursuant to the 2003 Stock Compensation Plan which funds will be used for working capital.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information concerning the resale of the shares of common stock by the selling stockholders. Unless otherwise described below, to our knowledge, no selling stockholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Each selling stockholder has confirmed to us that it is not a broker-dealer or affiliate of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended.

         A selling stockholder may offer all or some portion of the shares of the common stock they hold. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholder upon termination of sales pursuant to this prospectus. In addition, the selling stockholder identified below may have sold, transferred or disposed of all or a portion of its shares since the date on which they provided the information regarding its holdings in transactions exempt from the registration requirements of the Securities Act.

         As of May 31, 2003, there were 65,114,933 shares of our common stock outstanding. In compliance with the SEC rules, for purposes of calculating the percentage of common stock outstanding, any securities not outstanding which are subject to options, Warrants or conversion privileges are deemed outstanding for the purposes of computing the percentage of outstanding securities owned by the selling stockholder. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has the right to acquire within 60 days from May 31, 2003. Unless otherwise indicated, the selling stockholder has the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of the common stock by the selling stockholder.


                                              Ownership of Common stock Prior to
                                                        the Offering
                               -----------------------------------------------------------------
                                                       Percentage of    Number of Shares Offered
Name of Selling Stockholder       Number of Shares       Ownership              Hereby
---------------------------    --------------------  ----------------  -------------------------
Raymond Ying-wai Kwan(1)              288,000             0.4%                288,000

Yau-sing Tang (2)                     720,000             1.2%                720,000

George Raney (3)                      168,000             0.3%                168,000

          Total                     1,176,000             1.8%              1,176,000

-------------

(1) Raymond Ying-wai Kwan is the CEO and a director of our company. The shares subject to this prospectus will be issued to Mr. Kwan pursuant to a Director's Compensation Agreement whereby so long as Mr. Kwan serves as a director, for the next two years he will receive 12,000 shares per month as compensation for serving in the capacity of a director of the company.

(2) Yau-sing Tang is the CFO and the Chairman of the Board of Directors of our company. The shares subject to this prospectus will be issued to Mr. Tang pursuant to a Director's Compensation Agreement whereby so long as Mr. Tang serves as a director, for the next two years he will receive 30,000 shares per month as compensation for serving in the capacity of a director of the company.

(3) George Raney is a director of our company. The shares subject to this prospectus will be issued to Mr. Raney pursuant to a Director's Compensation Agreement whereby so long as Mr. Raney serves as a director, for the next two years he will receive 7,000 shares per month as compensation for serving in the capacity of a director of the Company.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling stockholders. A selling stockholder and any of its pledges, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholder will sell any or all of the common stock in this offering. The selling stockholder may use any one or more of the following methods when selling shares:

         Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account; an exchange distribution following the rules of the applicable exchange; Privately negotiated transactions; short sales or sales of shares not previously owned by the seller; Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; A combination of any such methods of sale; or any other lawful method.

         Broker-dealers engaged by the selling stockholder might arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Securities and Exchange Commission has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, the selling security holder may find it difficult to sell its shares of common stock.

Underwriter Status

         A selling stockholder and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Act of 1933, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

         When the selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

         o the name of the selling stockholder and of the participating broker-dealers,

         o        the number of shares involved,

         o        the price at which the shares were sold,

         o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

         o that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         o        other facts material to the transaction

         A selling stockholder will be indemnified by us against certain claims, damages and liabilities, including liabilities under the Securities Act in connection with the resale of the shares, or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholder to a limited extent, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act in connection with the resale of the shares, or will be entitled to contribution in connection therewith.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers.

         Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Delaware Law, directors will not be liable to Nova for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to Nova or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of Nova or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to Nova or our stockholders, or that show a reckless disregard for duty to Nova or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Nova or our stockholders, or (iii) based on transactions between Nova and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         The Company has been advised that it is the position of the Commission that insofar as the provision in Nova's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

                            DESCRIPTION OF SECURITIES

         As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares $.00001 par value, per share of common stock of which 65,114,933 shares are issued and outstanding.

         The following is a description of our securities taken from provisions of our Articles of Incorporation and by-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and by-laws as currently in effect.

         All shares of common stock have one vote and vote together as a single class. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors. Upon liquidation, dissolution or winding up, our assets, after the payment of our liabilities, will be distributed pro rata to the holders of the common stock.

         Holders of common stock are entitled to share equally in dividends when, as and if declared by our board of directors, out of funds legally available for the payment of dividends. We have not paid any cash dividends on the common stock, and it is unlikely that any dividends will be declared in the foreseeable future.

                                     EXPERTS

The financial statements incorporated herein by reference to the Form 10-KSB filed with the Commission on February 10, 2003 have been audited by Weinberg & Company, P.A. The financial statements incorporated herein by reference to the Form 8-K/A filed with the commission on May 19, 2003 have been audited by Thomas Leger & Co., L.L.P. Each of the foregoing are independent certified public accountants to the extent and for the periods set forth in their respective reports incorporated herein and are referenced in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Loeb & Loeb, LLP, Los Angeles, California has passed upon the validity of the securities being offered hereby for us.

                         NOVA INTERNATIONAL FILMS, INC.






                               ------------------

                               Reoffer Prospectus
                                -----------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

         (1) Annual Report, Form 10K-SB as filed with the Commission on February 10, 2003;

         (2) Quarterly Report, Form 10-QSB for the quarterly period ended March 31, 2003 as filed with the Commission on May 15, 2003;

         (3) Current Report, Form 8-K as filed with the Commission on March 17, 2003

         (4) Current Report, Form 8-K as filed with the Commission on May 15, 2003; and

         (5) Current Report, Form 8-K/A as filed with the Commission on May 19, 2003.

         All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

         Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Nova International Films, Inc. at Suite 805, One Pacific Place, 88 Queensway, Hong Kong. Our telephone number at that location is
(852) 2891-3130.

Item 4.       Description of Securities.

         As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares $.00001 par value, per share of common stock of which 65,114,933 shares are issued and outstanding.

         The following is a description of our securities taken from provisions of our Articles of Incorporation and by-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and by-laws as currently in effect.

         All shares of common stock have one vote and vote together as a single class. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors. Upon liquidation, dissolution or winding up, our assets, after the payment of our liabilities, will be distributed pro rata to the holders of the common stock.

         Holders of common stock are entitled to share equally in dividends when, as and if declared by our board of directors, out of funds legally available for the payment of dividends. We have not paid any cash dividends on the common stock, and it is unlikely that any dividends will be declared in the foreseeable future.

Item 5.       Interests of Named Experts and Counsel.

Not Applicable.

Item 6.       Indemnification of Directors and Officers.

         Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Delaware Law, directors will not be liable to Nova for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to Nova or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of Nova or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to Nova or our stockholders, or that show a reckless disregard for duty to Nova or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Nova or our stockholders, or (iii) based on transactions between Nova and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         The Company has been advised that it is the position of the Commission that insofar as the provision in Nova's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

Item 7.       Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits

      Exhibit
       Number                Description
       ------                -----------

         4.1      2003 Stock Compensation Plan

         4.2      Form of Director's Compensation Agreement

         4.3      Consulting Agreement

         4.4      Consulting Agreement

         5.1      Opinion and Consent of Loeb & Loeb LLP

        23.1      Consent of Thomas Leger & Co., L.L.P.

        23.2      Consent of Wienberg & Company

Item 9.       Undertakings.

         We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         In addition, we hereby undertake:

         (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (b) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         NOVA INTERNATIONAL FILMS, INC.



                                           By:  /s/ Raymond Ying-Wai Kwan
                                              ----------------------------------
                                              Name:      Raymond Ying-Wai Kwan
Dated: June 3, 2003                           Title:     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


 /s/ Raymond Ying-Wai Kwan                                   Dated: June 3, 2003
--------------------------------------------
Raymond Ying-Wai Kwan
Chief Executive Officer and Director

 /s/ Yau-Sing Tang                                           Dated: June 3, 2003
--------------------------------------------
Yau-Sing Tang
Chief Financial Officer and Chairman of the Board of
Directors

 /s/ Jun-Tang Zhao                                           Dated: June 3, 2003
--------------------------------------------
Jun-Tang Zhao
Director

 /s/ George Raney                                            Dated: June 3, 2003
--------------------------------------------
George Raney
Director